UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2012

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dennis F. Lynch was elected to the board of directors of Fiserv, Inc. on July 9, 2012. At the time of this disclosure, no determination has been made regarding the committees on which Mr. Lynch will serve.

Mr. Lynch, 63, is chairman of Cardtronics, Inc., the largest owner and operator of retail ATMs worldwide. He was appointed chairman in 2010 and has served as a director of Cardtronics since 2008. Mr. Lynch is also a director, and former chairman, of the Secure Remote Payments Council, a cross-industry organization dedicated to accelerating the growth, development and market adoption of more secure ecommerce and mobile payments. He previously served as: chairman and chief executive officer of RightPath Payments, Inc. from 2005 to 2008; a director of Open Solutions Inc. from 2005 to 2007; president and chief executive officer of NYCE Corporation from 1996 to 2004; and chairman of Yankee 24 ATM Network from 1988 to 1990.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: July 10, 2012	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated July 9, 2012